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TESSERA CONFIDENTIAL

                                                                    EXHIBIT 10.6

                                First Addendum to
                        Limited TCC(R) License Agreement

This First Addendum Agreement ("First Addendum") is entered into as of this 10th day of March, 1997 (First Addendum Effective Date) between TESSERA, INC., a corporation organized under the laws of Delaware ("Tessera") and AMKOR ELECTRONICS, INC. a corporation organized under the laws of Pennsylvania ("Licensee") and modifies the Limited TCC License Agreement ("Agreement") entered into by and between the parties having an Effective Date of 5/9/96 with reference to the following facts:

I. SUPPLEMENT TO THE AGREEMENT: This First Addendum merely supplements certain provisions of the Agreement. All provisions, including Definitions, contained within the Agreement are therefore incorporated herein. In the event any of the provisions Agreement and this First Addendum conflict, the provisions contained in this First Addendum shall supersede the conflicting provisions an the Agreement.

II.   DEFINITIONS:

A. The term "Tessera Trademarks" includes, for the purposes of this Agreement, the following Tessera marks: COMPLIANT CHIP, TCC, uBGA and the TESSERA BLOCK LOGO as shown below:

      [TESSERA BLOCK LOGO]

B. The term "Material Modifications" means any modification other than a purely aesthetic modification.

II.   TRADEMARK LICENSE:

A. License to Tessera Trademarks. Subject to the terms and conditions set forth within this Agreement and Licensee's agreement to the provisions hereof including all attachments hereto, Tessera hereby grants Licensee a non-exclusive, non-transferable, non-sublicensable, non-royalty bearing license to use the Tessera Trademarks on printed materials for the marketing and promotion of TCC and related IC packages. This license of the Tessera Trademarks shall continue for the life of any TCC and related IC packages that the Tessera Trademarks are used to market or promote at the termination of the Agreement. Licensee agrees that it will do nothing inconsistent with Tessera's ownership of the Tessera Trademarks and that all use of the Tessera Trademarks by Licensee shall inure to the benefit of and be on behalf of Tessera. Licensee further agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Tessera Trademarks other than the right to use the Tessera Trademarks in accordance with this First Addendum for the marketing and promotion of TCC and related IC packages.


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TESSERA CONFIDENTIAL

B. Consent. Licensee agrees that prior to using any Tessera Trademark in the marketing or promotion of TCC and related IC packages, Licensee shall obtain Tessera's consent for each use of a Tessera Trademark, but only as to the first use in a particular marketing or promotional item. Material Modifications to a marketing or promotional item subsequent to Tessera's consent shall require a new consent from Tessera.

C. Form of Use. All of the Tessera Trademarks are federally registered by the U.S. Trademark Office. As such, Licensee shall use the "(R)" symbol adjacent the Tessera Trademarks in all titles and headings and other prominent uses of the Tessera Trademarks and shall also use its best efforts to use the "(R)" symbol on at least the first and most obvious use of each Tessera Trademark within the text of any printed material.

      Each such marketing or promotional item shall further contain the following text: "_____________ (List of the Tessera Trademarks used in the marketing item) are registered trademarks of Tessera, Inc." or a suitable variant thereof to account for a singular use of a Tessera Trademark. Further, Licensee shall use its best efforts to use the Tessera Trademarks as modifiers in conjunction with generic nouns, e.g. the uBGA(R) package.

IV. ENTIRE UNDERSTANDING: This First Addendum embodies the entire understanding between the parties relating to the subject matter hereof whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this First Addendum. Any amendment or modification of any provision of this First Addendum must be in writing, dated and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Addendum as of the date first above written.


TESSERA, INC.                               AMKOR ELECTRONICS, INC.:

By: /s/ JOHN W. SMITH                       By: /s/ GIL OLACHEA
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Print Name: John W. Smith                   Print Name: Gil Olachea
            ----------------------                      ----------------------

Title: President                            Title: Vice President Corp. Mktg.
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Date: 3-10-97                               Date: 3/5/97
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